UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2007

PANTERA PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52506

(Commission File Number)

98-0440762

(IRS Employer Identification No.)

3316 West 1st Avenue, Vancouver, BC, Canada V6R IG4

(Address of principal executive offices and Zip Code)

604.732.8455

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 21, 2007, we entered into share purchase agreement among our company, Pantera Oil and Gas PLC, Aurora Petroleos SA and Boreal Petroleos SA, whereby we agreed to: (i) issue 4,000,000 shares of our common stock to Pantera Oil and Gas; and (ii) pay $25,000 to each of Aurora and Boreal, for an aggregate payment of $50,000, as consideration for the right to purchase up to 85% of the shares of each of Aurora and Boreal as follows:

1.

on or before November 30, 2007, we have the right, but not the obligation, to acquire 15% of the issued shares of each of Aurora and Boreal for an aggregate of $150,000 (as to $75,000 to each of Aurora and Boreal) (“Investment One”);

2.

on or before February 28, 2008 and subject to the completion of Investment One, we have the right, but not the obligation, to acquire an additional 15% of the issued shares of each of Aurora and Boreal for an aggregate of $600,000 (as to $300,000 to each of Aurora and Boreal) (“Investment Two”);

3.

on or before October 31, 2008 and subject to the completion of Investment One and Investment Two, we have the right, but not the obligation, to acquire an additional 25% of the issued shares of each of Aurora and Boreal for an aggregate of $1,000,000 (as to $500,000 to each of Aurora and Boreal) (“Investment Three”); and

4.

on or before July 31, 2009 and subject to the completion of Investment One, Investment Two and Investment Three, we have the right, but not the obligation, to acquire an additional 30% of the issued shares of each of Aurora and Boreal for an aggregate of $5,200,000 (as to $2,600,000 to each of Aurora and Boreal).

Each of Aurora and Boreal agreed to use all funds that they respectively receive from our company in connection with the share purchase agreement exclusively towards the exploration and development of the concessions held by each of Aurora and Boreal. In addition, each of Aurora and Boreal have agreed to (i) consult and work together with our company to plan and execute any exploration and development activities either of them conduct; (ii) provide our company with annualized budgets with monthly cost projections; and (iii) not incur costs in excess of $5,000 for any transactions without the prior written consent of our company.

Aurora and Boreal have also agreed that we will have the right to nominate one or more directors to the board of directors of each of Aurora and Boreal as follows:

1.

upon execution of the share purchase agreement, we have the right to nominate one director to the board of directors of each of Aurora and Boreal, provided that such boards of directors will consist of no more than four directors;

2.

upon completion of Investment One and Investment Two, as set forth above, we will have the right to nominate two directors to the board of directors of each of Aurora and Boreal, provided that such boards of directors will consist of no more than four directors; and

3.

upon completion of Investment One, Investment Two and Investment Three, as set forth above, we will have the right to nominate the majority of the directors to the board of directors of each of Aurora and Boreal, provided that Pantera Oil and Gas will have the right to nominate two directors to the board of directors each of Aurora and Boreal.

Aurora has recently acquired the rights to concessions in northern Paraguay consisting of three tracts: Tagua, Toro, and Cerro Cabrera. They are located in the eastern extensions of the prolific Chaco Basin, where, in Bolivia and Argentina, significant reserves of gas, oil and condensate have been discovered. The three tracts are prospective for oil and gas in the same stratigraphic zones that produce in Bolivia and Argentina. The Tagua tract, 300 square kilometers in area, is located in the Carandayty Sub-Basin on the border with Bolivia. It is approximately 20 kilometers from a Paraguayan well (Mendoza 1-R) that tested gas from two zones and approximately 110 kilometers from the nearest producing field in Bolivia. The Toro tract, 2,400 square kilometers in area, is located in the Curupayty Sub-Basin in north central Paraguay. It is near two wells with oil and gas shows. The Cerro Cabrera Block, 5,170 square kilometers in area, is located in northern Paraguay on the Bolivian border. It is located directly across the Izozog High from the Mendoza 1-R well that tested gas from two zones and 240 kilometers from the nearest producing fields in Bolivia. Aurora entered into a Concession Contract with the government of Paraguay on March 2, 2007. This Concession Contract is subject to final ratification by the Congress of Paraguay.

Boreal has recently acquired the rights to concessions in northern Paraguay consisting of two tracts: Pantera and Bahia Negra. They are also located in the eastern extensions of the prolific Chaco Basin, where, in Bolivia and Argentina, significant reserves of gas, oil and condensate have been discovered. The two tracts are prospective for oil and gas in the same stratigraphic zones that produce in Bolivia and Argentina. The Pantera tract, 3,000 square kilometers in area, is located in the Curupayty Sub-Basin on the border with Bolivia. It is located in the center of the sub-basin in the area most prospective for oil production. The Bahia Negra tract, 4,800 square kilometers in area, is located at the southern end of the Curupayty Sub-Basin in north central Paraguay. It is near two wells with oil and gas shows and is also well located in an area prospective for oil or gas production. Boreal entered into a Concession Contract with the government of Paraguay on March 2, 2007. This Concession Contract is subject to final ratification by the Congress of Paraguay.

Item 3.02	Unregistered Sales of Equity Securities

On November 21, we issued 4,000,000 shares of our common stock to Pantera Oil and Gas pursuant to the terms of the share purchase agreement dated November 21, 2007 among our company, Pantera Oil and Gas, Aurora and Boreal. The 4,000,000 shares of our common stock were issued in reliance upon Regulation S and/or Section 4(2) of the United States Securities Act of 1933, as amended, in an offshore transaction to a non-US Person (as that term is defined in Rule 902 of Regulation S under the United States Securities Act of 1933, as amended).

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit	Description

10.1	Share Purchase Agreement dated November 21, 2007 among our company, Pantera Oil and Gas
PLC, Aurora Petroleos SA and Boreal Petroleos SA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANTERA PETROLEUM INC.

/s/ Chris Metcalf

Chris Metcalf

Chief Executive Officer,

President and Director

Date: November 26, 2007

CW1521481.1